Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTS

To the Board of Directors and Shareholders of Brilliant Digital Entertainment, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2000, relating to the financial statements, which appears in Brilliant Digital Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
August 25, 2000